Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-267676 on Form S-3 and Registration Statement No. 333-255374 on Form S-8 of our reports dated February 28, 2024, relating to the consolidated financial statements of DoubleVerify Holdings, Inc. and the effectiveness of DoubleVerify Holdings, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

New York, New York

February 28, 2024